Exhibit 99.(17)(a)

THE ADVISORS’ INNER CIRCLE FUND III PO Box 43131 Providence, RI 02940-3131	EVERY VOTE IS IMPORTANT EASY VOTING OPTIONS:
VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours a day
VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours a day
VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

Please detach at perforation before mailing.

THE ADVISORS’ INNER CIRCLE FUND III

PROXY FOR THE JOINT SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 13, 2024

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. The undersigned Shareholder(s) of the fund or funds (the “Target Fund(s)”) listed on the reverse side, each a series of The Advisors’ Inner Circle Fund III (the “Trust”), revoking previous proxies, hereby appoint(s) [●] and each of them separately (with full power of substitution to each), the proxies of the undersigned, to attend the Joint Special Meeting of Shareholders of the Target Fund(s), to be held on Wednesday, November 13, 2024 at 2:00 p.m., Eastern Time, at the offices of SEI Global Funds Services, the Target Funds’ administrator, located at One Freedom Valley Drive, Oaks, Pennsylvania 19456, and at any postponements or adjournments thereof (“Special Meeting”), to vote all of the shares of the Target Fund(s) that the undersigned would be entitled to vote if personally present at the Special Meeting and on any other matters properly brought before the Special Meeting, all as set forth in the Notice of Joint Special Meeting of Shareholders.

Should you have any questions about these proxy materials or wish to vote your shares, please call toll-free [ ]. Representatives are available Monday thru Friday from 9:00 a.m. to 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m. Eastern Time.

This proxy card, when properly executed, will be voted as instructed. If no specification is made, the proxy card will be voted “FOR” the applicable Proposal(s). The proxies are authorized, in their discretion, to vote upon such other matters as may properly come before the Special Meeting. Receipt of the Notice of Joint Special Meeting of Shareholders and the related Combined Proxy Statement and Prospectus are hereby acknowledged.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503

AMB_34101_072424

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ON THE REVERSE SIDE.

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EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Joint Special Meeting of Shareholders to Be Held on November 13, 2024.

The Notice of Joint Special Meeting of Shareholders and the Combined Proxy Statement and Prospectus for this Meeting are available at:

https://www.proxy-direct.com/amb-34101

TARGET FUNDS
Ninety One Emerging Markets Equity Fund	Ninety One Global Franchise Fund	Ninety One International Franchise Fund

Please detach at perforation before mailing.

THIS PROXY IS SOLICITED ON BEHALF OF THE ADVISORS' INNER CIRCLE FUND III BOARD OF TRUSTEES WITH RESPECT TO YOUR TARGET FUND(S). YOU MAY RECEIVE MORE THAN ONE BALLOT IF YOU HAVE MULTIPLE INVESTMENTS IN THE TARGET FUNDS. PLEASE REMEMBER TO VOTE ALL YOUR BALLOTS! THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE PROPOSALS.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: ☒

A	Proposals

1.	To approve the Agreement and Plan of Reorganization and Termination (the “Reorganization Plan”), to reorganize the Ninety One Emerging Markets Equity Fund, a series of the Trust, into the American Beacon Ninety One Emerging Markets Equity Fund, a newly created series of American Beacon Funds (“Acquiring Trust”).

	FOR	AGAINST	ABSTAIN
Ninety One Emerging Markets Equity Fund	☐	☐	☐

2.	To approve the Reorganization Plan, to reorganize the Ninety One Global Franchise Fund, a series of the Trust, into the American Beacon Ninety One Global Franchise Fund, a newly created series of Acquiring Trust.

	FOR	AGAINST	ABSTAIN
Ninety One Global Franchise Fund	☐	☐	☐

3.	To approve the Reorganization Plan, to reorganize the Ninety One International Franchise Fund, a series of the Trust, into the American Beacon Ninety One International Franchise Fund, a newly created series of Acquiring Trust.

	FOR	AGAINST	ABSTAIN
Ninety One International Franchise Fund	☐	☐	☐

B	Authorized Signatures ─ This section must be completed for your vote to be counted.─ Sign and Date Below
Note: Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign, but only one signature is required absent a written notice to the contrary. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the sign.

Date (mm/dd/yyyy) ─ Please print date below	Signature 1 ─ Please keep signature within the box	Signature 2 ─ Please keep signature within the box
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